CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated November 24, 2009 on Dreyfus International Equity Fund and Dreyfus Small Cap Equity Fund for the fiscal year ended September 30, 2009 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-100610 and 811-21236) of Dreyfus Stock Funds.

ERNST&YOUNGLLP

New York, New York
January 25, 2010